Exhibit 99.1

Investor Relations

Heather Hille

Director, Investor Relations

(952) 887-8923, heather.hille@toro.com

Media Relations

Branden Happel

Senior Manager, Public Relations

(952) 887-8930, branden.happel@toro.com

For Immediate Release

The Toro Company Reports Record Second Quarter Results

•                  Second quarter sales increase 10.9 percent to a record $826.2 million

•                  Net earnings per share for the quarter up 8.6 percent to a record $1.64

•                  Favorable spring weather and innovative products help build retail momentum in the quarter

BLOOMINGTON, Minn. (May 21, 2015) — The Toro Company (NYSE: TTC) today reported net earnings of $93.8 million, or $1.64 per share, on a net sales increase of 10.9 percent to $826.2 million for its 2015 second quarter ended May 1, 2015. In the comparable fiscal 2014 period, the company delivered net earnings of $87.1 million, or $1.51 per share, on net sales of $745 million.

“Good spring weather conditions helped generate robust retail sales during the quarter,” said Michael J. Hoffman, Toro’s chairman and chief executive officer. “Additionally, I’m proud of the dedication of and execution by our strong team that enabled us to deliver our record results. On the residential side of the business, we drove increased sales due to our innovative product line-up, including our new platform of consumer zero-turn riding mowers and new all-wheel drive walk power mower. We also benefited from expanded retail placement for these products. In our professional segment, landscape contractors readied themselves for the spring season by investing in our zero-turn riding and walk behind mowers and newly introduced Toro® and Exmark® branded spreader-sprayer turf management products. Additionally, our recently acquired BOSS® line of snow and ice management products contributed to our second quarter results. Like other companies, however, our earnings were not immune from unfavorable foreign currency rates and also were affected by segment mix.”

For the first six months, Toro reported net earnings of $124.7 million, or $2.18 per share, on a net sales increase of 9.2 percent to $1.3 billion. In the comparable fiscal 2014 period, the company posted net earnings of $113 million, or $1.95 per share, on net sales of $1.191 billion. “Our residential segment contributed double-digit revenue growth in the year-to-date period due to strong retail demand for residential zero-turn riding and walk power mowers, as well as higher demand for our residential snow thrower products,” said Hoffman. “On the professional side of our business, the addition of the BOSS snow and ice management products, higher sales of landscape maintenance equipment and solid demand for our golf turf maintenance equipment all helped us to deliver record results for the period.”

“As we continue through the key selling season, we are encouraged by the strong retail sales results that we are seeing across our businesses. We believe that we are well-positioned with our portfolio of innovative products to drive additional sales and increase our market share. In particular, we are excited by the successful launch of our Reelmaster® 5010-H hybrid fairway mower for the golf market and early customer demand for our all-new Dingo® TX 1000 compact utility loader for the landscape contractor and rental markets that will be released in our third quarter. With that said, we are mindful of the fact that Mother Nature delivered two consecutive favorable summer growing seasons in 2013 and 2014 and may not do so again this year. We also will have to manage the unfavorable foreign currency rate conditions that we expect will continue to pressure our international business. We will remain flexible to address both anticipated and unforeseen challenges and will keep a careful eye on both retail demand and field inventories. In addition, we will focus on the key things within our control that will help us achieve our Destination PRIME objectives, including investing in product innovation, delivering excellent customer service and executing in our markets.”

The company continues to expect revenue growth for fiscal 2015 to be about 8 to 10 percent and net earnings per share to be about $3.35 to $3.45. For the third quarter, the company expects net earnings per share to be about $0.85 to $0.90.

SEGMENT RESULTS

Professional

•                  Professional segment net sales for the second quarter totaled $552.8 million, up 4.6 percent from $528.6 million in the same period last year. Incremental sales of our recently acquired BOSS snow and ice management products contributed to the growth for the quarter. In addition, landscape maintenance equipment sales increased due to solid retail demand for our professional zero-turn riding and walk behind mowing platforms and new turf management products. Domestic golf sales also grew on strong channel and retail demand for our innovative application equipment and vehicles. For the first six months, professional segment net sales were $892.5 million, up 8.3 percent from the comparable fiscal 2014 period. For the year-to-date period, sales benefited from the addition of the BOSS snow and ice management products to our professional portfolio, higher sales of landscape maintenance mowing and turf management equipment, and strong demand for our golf turf maintenance equipment and vehicles. Somewhat offsetting the sales growth in both periods were unfavorable currency exchange rates.

•                  Professional segment earnings for the first quarter totaled $120.8 million, down 1.3 percent from $122.4 million in the same period last year. For the first six months, professional segment earnings were $176.5 million, up 3.9 percent from the comparable fiscal 2014 period.

Residential

•                  Residential segment net sales for the second quarter were $267.9 million, up 27.3 percent from $210.4 million in the same period last year. For the first six months, residential segment net sales were $402.6 million, up 12.5 percent from the comparable fiscal 2014 period. The sales growth in both periods benefited from strong retail demand for, and expanded retail placement of, our innovative product line-up that included our new platform of residential zero-turn riding mowers and new all-wheel drive walk power mower. The year-to date period also benefited from demand for residential snow thrower products. Somewhat offsetting growth in both the quarter and year-to-date periods were unfavorable currency exchange rates.

•                  Residential segment earnings for the second quarter were $34.8 million, up 46.2 percent from $23.8 million the same period last year. For the first six months, residential segment earnings were $48.6 million, up 15.8 percent from the comparable fiscal 2014 period.

OPERATING RESULTS

Gross margin as a percent of sales for the second quarter was 34.1 percent, a decrease of 140 basis points from the same period last year. Half of this decrease was due to unfavorable currency exchange rates and the other half was due to the segment mix impact of stronger sales in our residential segment. For the first six months, gross margin as a percent of sales was 34.7 percent, a decrease of 120 basis points from the same period last year, primarily due to unfavorable currency exchange rates.

Selling, general and administrative (SG&A) expense as a percent of sales for the second quarter was 17.3 percent, a decrease of 60 basis points from the same period last year. For the first six months, SG&A

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expense as a percent of sales was 20.6 percent, a decrease of 90 basis points from the same period last year. For both periods, these decreases were due to the leveraging of expenses over higher sales volumes.

Operating earnings as a percent of sales for the second quarter was 16.8 percent, a decrease of 80 basis points from the same period last year. Operating earnings as a percent of sales for the first six months was 14.1 percent, a decrease of 30 basis points from the same period last year.

Interest expense for the second quarter was $4.8 million, up $1.1 million from the same period last year, and interest expense for the first six months was $9.5 million, up $2 million from the same period last year.  For both periods, the increases primarily were due to the additional long-term debt issued in connection with the BOSS acquisition.

The effective tax rate for the second quarter was 31.1 percent, compared to 32.6 percent in the same period last year. For the first six months, the effective tax rate was 30 percent, compared to 32.7 percent in the same period last year, primarily due to the benefit realized in our first quarter from the retroactive reenactment of the domestic research tax credit for calendar year 2014.

Accounts receivable at the end of the second quarter totaled $351.6 million, up 12.2 percent compared to the end of the same period last year. Net inventories were $341.4 million, up 12.9 percent compared to the end of the same period last year. Trade payables were $256.4 million, up 8.7 percent compared to the end of the same period last year.

About The Toro Company

The Toro Company (NYSE: TTC) is a leading worldwide provider of innovative solutions for the outdoor environment, including turf, snow and ground engaging equipment and irrigation and outdoor lighting solutions. With sales of $2.2 billion in fiscal 2014, Toro’s global presence extends to more than 90 countries.  Through constant innovation and caring relationships built on trust and integrity, Toro and its family of brands have built a legacy of excellence by helping customers care for golf courses, landscapes, sports fields, public green spaces, commercial and residential properties and agricultural fields. For more information, visit www.thetorocompany.com.

LIVE CONFERENCE CALL

May 21, 2015 at 10:00 a.m. CDT

www.thetorocompany.com/invest

The Toro Company will conduct its earnings call and webcast for investors beginning at 10:00 a.m. CDT on May 21, 2015. The webcast will be available at www.streetevents.com or at www.thetorocompany.com/invest. Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, download and install audio software.

Forward-Looking Statements

This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “believe,” “should,” “could,” “will,” “would,” “possible,” “may,” “likely,” “intend,” “can,” “seek,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from those projected or implied. Particular risks and uncertainties that may affect our operating results or financial position include: worldwide economic conditions, including slow or negative growth rates in global and domestic economies and weakened consumer confidence; disruption at our manufacturing or distribution facilities, including drug cartel-related violence affecting our maquiladora operations in Juarez, Mexico; fluctuations in the cost and availability of raw materials and components, including steel, engines, hydraulics and resins, resulting from the U.S. West Coast port situation or otherwise; the impact of abnormal weather patterns, including unfavorable weather conditions

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exacerbated by global climate change or otherwise; the impact of natural disasters and global pandemics; the level of growth or contraction in our key markets; government and municipal revenue, budget and spending levels; dependence on The Home Depot as a customer for our residential business; elimination of shelf space for our products at dealers or retailers; inventory adjustments or changes in purchasing patterns by our customers; our ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international operations and markets, including political, economic and/or social instability and tax policies in the countries in which we manufacture or sell our products; foreign currency exchange rate fluctuations; our relationships with our distribution channel partners, including the financial viability of our distributors and dealers; risks associated with acquisitions, including our acquisition of the BOSS® professional snow and ice management business; management of our alliances or joint ventures, including Red Iron Acceptance, LLC; the costs and effects of enactment of, changes in and compliance with laws, regulations and standards, including those relating to consumer product safety, Tier 4 emissions requirements, conflict mineral disclosure, taxation, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; and other risks and uncertainties described in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements made herein to reflect events or circumstances after the date hereof.

(Financial tables follow)

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THE TORO COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings (Unaudited)

(Dollars and shares in thousands, except per-share data)

	Three Months Ended		Six Months Ended
	May 1, 2015	May 2, 2014	May 1, 2015	May 2, 2014
Net sales	$826,242	$745,030	$1,300,453	$1,191,011
Gross profit	281,972	264,540	450,971	428,054
Gross profit percent	34.1%	35.5%	34.7%	35.9%
Selling, general, and administrative expense	143,517	133,661	268,094	256,577
Operating earnings	138,455	130,879	182,877	171,477
Interest expense	(4,768)	(3,683)	(9,484)	(7,436)
Other income, net	2,450	1,920	4,717	3,830
Earnings before income taxes	136,137	129,116	178,110	167,871
Provision for income taxes	42,374	42,030	53,397	54,916
Net earnings	$93,763	$87,086	$124,713	$112,955

Basic net earnings per share	$1.68	$1.54	$2.23	$1.99

Diluted net earnings per share	$1.64	$1.51	$2.18	$1.95

Weighted average number of shares of common stock outstanding — Basic	55,864	56,493	55,954	56,758

Weighted average number of shares of common stock outstanding — Diluted	57,073	57,773	57,157	58,040

Segment Data (Unaudited)

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	May 1, 2015	May 2, 2014	May 1, 2015	May 2, 2014
Segment Net Sales
Professional	$552,774	$528,561	$892,480	$824,029
Residential	267,867	210,377	402,610	357,947
Other	5,601	6,092	5,363	9,035
Total *	$826,242	$745,030	$1,300,453	$1,191,011

* Includes international sales of	$195,384	$205,117	$338,285	$356,380

	Three Months Ended		Six Months Ended
	May 1, 2015	May 2, 2014	May 1, 2015	May 2, 2014
Segment Earnings (Loss) Before Income Taxes
Professional	$120,815	$122,367	$176,474	$169,830
Residential	34,838	23,822	48,565	41,956
Other	(19,516)	(17,073)	(46,929)	(43,915)
Total	$136,137	$129,116	$178,110	$167,871

THE TORO COMPANY AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands)

	May 1, 2015	May 2, 2014
ASSETS
Cash and cash equivalents	$109,295	$129,909
Receivables, net	351,602	313,489
Inventories, net	341,440	302,477
Prepaid expenses and other current assets	38,210	29,218
Deferred income taxes	43,202	39,261
Total current assets	883,749	814,354

Property, plant, and equipment, net	219,941	192,751
Deferred income taxes	26,416	25,942
Goodwill and other assets, net	349,021	146,199
Total assets	$1,479,127	$1,179,246

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$23,444	$140
Short-term debt	24,900	—
Accounts payable	256,391	235,971
Accrued liabilities	314,505	302,515
Total current liabilities	619,240	538,626

Long-term debt, less current portion	361,428	223,855
Deferred revenue	11,244	10,891
Deferred income taxes	—	5,969
Other long-term liabilities	24,211	14,355
Stockholders’ equity	463,004	385,550
Total liabilities and stockholders’ equity	$1,479,127	$1,179,246

THE TORO COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollars in thousands)

	Six Months Ended
	May 1, 2015	May 2, 2014
Cash flows from operating activities:
Net earnings	$124,713	$112,955
Adjustments to reconcile net earnings to net cash provided by operating activities:
Noncash income from finance affiliate	(3,709)	(3,377)
Provision for depreciation, amortization, and impairment loss	30,613	26,589
Stock-based compensation expense	5,090	5,051
(Increase) decrease in deferred income taxes	(1,107)	136
Other	(47)	(31)
Changes in operating assets and liabilities, net of effect of acquisition:
Receivables, net	(193,552)	(156,423)
Inventories, net	(56,099)	(62,072)
Prepaid expenses and other assets	(5,168)	4,285
Accounts payable, accrued liabilities, deferred revenue, and other long-term liabilities	194,514	150,836
Net cash provided by operating activities	95,248	77,949

Cash flows from investing activities:
Purchases of property, plant, and equipment	(27,261)	(32,682)
Proceeds from asset disposals	57	115
Contributions to finance affiliate, net	(4,512)	(4,868)
Acquisitions, net of cash acquired	(198,329)	(715)
Net cash used in investing activities	(230,045)	(38,150)

Cash flows from financing activities:
Repayments of short-term debt	(1,283)	(849)
(Repayments of) increase in long-term debt	(276)	59
Excess tax benefits from stock-based awards	5,057	6,657
Proceeds from exercise of stock options	5,168	4,761
Purchases of Toro common stock	(49,323)	(81,694)
Dividends paid on Toro common stock	(27,975)	(22,670)
Net cash used in financing activities	(68,632)	(93,736)

Effect of exchange rates on cash and cash equivalents	(2,149)	853

Net decrease in cash and cash equivalents	(205,578)	(53,084)
Cash and cash equivalents as of the beginning of the period	314,873	182,993

Cash and cash equivalents as of the end of the period	$109,295	$129,909